REGISTRATION NO. 333-193565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenpro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7374	98-1146821
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

9/F., Kam Chung Commercial Building, 19-21 Hennessy Road, Wanchai, Hong Kong
 (Address and telephone number of principal executive offices)

Vcorp Services, LLC
1645 Village Center Circle, Suite 170
Las Vegas, NV 89134
Tel. 845.425.0077
Fax. 845.818.3588
(Name, address and telephone number of agent for service)

Copies to:
Darren Ofsink, Esq.
Ofsink, LLC
230 Park Avenue, Suite 851
New York, NY 10169
Tel: (646) 627-7326
Fax: (646) 224-9844

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.0001	2,000,000	$0.25	$500,000	$64.4

(1)
The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,000,000 shares sold and the gross proceeds will be $250,000.

(2)
The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GREENPRO, INC.

Up to 2,000,000 SHARES OF COMMON STOCK

$0.25 PER SHARE

This registration statement constitutes the initial public offering of Greenpro, Inc. (the “Company”) common stock. The Company is registering 2,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) at an offering price of $0.25 per share for a total amount of $500,000.  There are no underwriting or broker dealers involved with the offering.

The Company will offer the securities on a best effort basis, which means that our director and officer will use their best efforts to market and sell the Common Stock. The shares will be offered at a fixed price of $0.25 per share for the duration of the offering, and there will be no minimum number of shares required to be sold. The Company may receive proceeds from the sales of the Common Stock up to $500,000, if all shares being offered and sold. Any funds received from the sale of shares will be immediately available for use by the registrant. The Company’s President and Chief Executive Officer, Lee Chong Kuang, and the Company’s Chief Financial Officer, Loke Che Chan Gilbert, will be responsible to market and sell these securities.

Currently, Mr. Lee and Mr. Loke collectively own 100% of the Company’s Common Stock. After the offering, Mr. Lee and Mr. Loke will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $10,564.40. The proceeds from the sale of the securities will be placed directly into the Company’s account.  Any investor who purchases shares will have no assurance that any other monies will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our intended service or develop our business strategy.  The Company will pay all expenses incurred in this offering. There has been no public trading market currently for the Company’s Common Stock.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” contained herein.

The Company may be deemed as a “Shell Company” as defined by Rule 405 of Regulation C promulgated under the Securities Act. Please refer to “Risk Factors” on Page 6.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus (the “Prospectus”) becomes effective. The Company may, at its discretion, extend the offering for an additional 90 days beyond the ninety (90) days from the effective date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is_____________, 2014

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 6 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the consolidated financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 10,000,000 shares of Common Stock issued and outstanding. Through this offering we will register 2,000,000 shares for offering to the public. These shares represent additional Common Stock to be issued by us. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.25 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	2,000,000 shares of common stock, par value $0.0001 (“Common Stock”) offered by us in a direct offering.

Offering price per share	We are offering the 2,000,000 shares of our Common Stock at $0.25 per share.

Number of shares outstanding before the offering of common stock	10,000,000 shares of Common Stock are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.25.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.25 per share for the duration of the offering.

Use of Proceeds
We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering to create the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,564.40, are being paid for by us.

Termination of the Offering
This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our Chief Executive Officer and Chief Financial Officer will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

General

We are a development-stage company, incorporated in the State of Nevada on July 19, 2013, as a for-profit company with a fiscal year end of October 31. Our business and registered office is located at 9/F., Kam Chung Commercial Building, 19-21 Hennessy Road, Wanchai, Hong Kong.  Our telephone number is (852) 3111-7718, fax number (852) 3111-7720, E-mail: admin@greenpro-inc.com.  Our website is: http://greenpro-inc.com/. Currently, the Company does not have any subsidiaries or entities that the Company controls. Currently, the Company does not have any customers.

We have not generated any revenues to date and our activities have been limited to developing our business plan and developing our system and website. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

We will receive all proceeds from the sale of the Common Stock and intend to use the proceeds from this offering to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,564.40 are being paid for by us. We anticipate a burn rate of approximately $20,000 per month. The maximum proceeds from this offering ($500,000) will satisfy our basic subsistence level, cash requirements for up to 25 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing consultants, marketing and office. 50% of the possible proceeds from this offering ($250,000) will satisfy our basic, subsistence level cash requirements for up to 12.5 months. 25% of the possible proceeds from this offering ($125,000) will satisfy our basic, subsistence level cash requirements for up to 6 months.  10% of the possible proceeds from this offering ($50,000) will satisfy our basic, subsistence level cash requirements for up to 2.5 months.  Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

Greenpro plans to provide cloud system resolution and financial consulting service for small and mid-size enterprise businesses located throughout East Asia, with a focus in  Hong Kong and Malaysia.  The range of services will cover cloud accounting solutions, cross border business solutions, record management services, and accounting outsourcing services.

We are a development stage company in the process of developing a dedicated platform to assist businesses to prepare financial statements, effectively implement internal control, conduct internal audit, assess operational risks, and structure financing and other transactions. We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. We do not have revenues, have minimal assets, and have incurred losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus. The statement of operations and balance sheet data from inception (July 19, 2013) through October 31, 2013 are derived from our audited financial statements.

Period From Inception on
July 19, 2013 to
October 31, 2013
(Audited)
Revenues	$-
Total Operating Expenses	22,295
Professional Fees	1,295
General and Administrative Expenses	(21,000)
Net Profit (Loss) per share	$(22,295)

As of October 31, 2013
(Audited)
Cash	61,205
Total Assets	$61,205
Total Current Liabilities	$81,500
Stockholders’ Equity	1,000

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act

●	be temporarily exempted from various existing and forthcoming executive compensation-related -disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.

●
be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●
be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our Company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●
the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million, measured as of the last business day of its second fiscal quarter (Securities Exchange Act of 1934 Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our Common Stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Common Stock.

Risks Related to our Business

OUR OFFERING IS BEING CONDUCTED BY OUR OFFICERS AND DIRECTORS WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE ASSISTED TO CONFIRM THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We are responsible for the accuracy of the disclosure in this prospectus. However, since the Company is conducting a  self-underwritten offering on a “best efforts” basis, which means no underwriter has been engaged in any due diligence activities to assist to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price. Investors may need to conduct its own analysis and due diligence in reliance upon the information provided in this prospectus.

THE COMPANY’S ELECTION TO NOT OPT OUT OF THE JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY MAKE ITS FINANCIAL STATEMENTS DIFFICULT TO COMPARE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

As of January 31, 2014, we had $57,616 cash on-hand and our stockholder’s equity was $1,000 and there is substantial doubt as to our ability to continue as a going concern. We have not generated any revenue to date and have incurred operating losses of $25,884 since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of January 31, 2014, Greenpro had $57,616 in assets and limited capital resources. In order to continue operating through 2014, we must raise approximately $500,000 in gross proceeds from this offering.

We have approximately $10,564.40 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations. We anticipate a burn rate of approximately $20,000 per month. At 10% of shares sold, our burn rate would be 2.5 months, if 25% of shares sold, our burn rate would be 6 months, if 50% of shares sold, our burn rate would be 12.5 months, and if 100% of the shares are sold, our burn rate would be 25 months.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS BECAUSE WE HAVE NOT DEVELOPED A CONSULTING SERVICE BUSINESS OR OUR BUSINESS MAY NOT COME TO FRUITION.

We have not developed a consulting service business. We do not know the exact costs of executing the development of a consulting service business. In the case of a higher than expected costs of execution, we will not be able to operate our business plan. Furthermore, we may find problems in the process to develop a consulting service business. If we are unable to execute the business, we will have to cease our operations, resulting in the complete loss of your investment.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on July 19, 2013 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; specific economic conditions in the Greenpro business; and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE DEEMED AS A SHELL COMPANY WHICH COULD AFFECT LIQUIDITY IN OUR COMMON STOCK

Pursuant to Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), a “shell company” is defined as a company that has (i) no or nominal operations and (ii) either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 405 because we are in development stage, have limited operations and assets consisting of only cash. As a shell company, there will be (i) additional restrictions on the resale of restricted shares, (ii) additional disclosure required on an acquisition and increased cost related to disclosure and reporting compliance, and (iii) prohibited to use Form S-8.

Shareholders of a shell company may not rely on the safe harbor created by Rule 144 of the Securities Act until (i) such company has ceased to be a “shell company” for a period of at least 12 months since the date on which the current “Form 10 information” of such company, reflecting its status as a non-shell company, is filed with the SEC, (ii) such company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and (iii) such company has filed all reports and other materials to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months. With respect to the disclosure requirements, the “Form 10 information” should include the disclosure required by Form 10 to register such securities to be sold in reliance of Rule 144 under the Exchange Act.

Therefore, any restricted securities we sell in the future or issue to consultants or employees in consideration for services rendered or for any other purpose may have no liquidity until and unless such securities are to be resold pursuant to an effective prospectus, or until the Company and the selling stockholder are in compliance with the requirements of Rule 144 of the Securities Act. As a result, it may be more difficult for us to raise funds to support our operations through the sale of debt or equity securities unless we agree to register such securities, which could cause us to expend additional time and cash resources. Further, it may be more difficult for us to compensate our employees and consultants with our securities instead of cash.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. If we are unable to obtain credit or access capital markets, our business could be negatively impacted.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by clients of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICE OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective clients. However, our planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans including offering cloud auditing system and consulting services may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on offering our consulting services carefully, the service may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the Greenpro business plan, (b) obtaining our clients, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

OUR MANAGEMENT TEAM CONSISTS OF TWO PERSONS AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only two management members which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR SERVICE WHICH WOULD AFFECT OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our business. Potential competitors may enter this sector with superior services. This would have an adverse effect upon our business and the results of our operations. In addition, a high level of support is critical for the successful marketing and recurring sales of our services. Although we currently do not have any customers, we may need to improve our platform and software in order to assist our potential customers in using our platform, and we also need to provide effective support to the future clients. Otherwise, it would adversely affect our ability to sell our services to potential customers and would harm our reputation.

OUR USE OF OPEN SOURCE AND THIRD-PARTY SOFTWARE COULD IMPOSE LIMITATIONS ON OUR ABILITY TO COMMERCIALIZE OUR SERVICES.

We intend to incorporate open source software into our platform. Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by U.S. courts or jurisdictions elsewhere, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our services. We could also be subject to similar conditions or restrictions should there be any changes in the licensing terms of the open source software incorporated into our products. In either event, we could be required to seek licenses from third parties in order to continue our services in the event re-engineering cannot be accomplished on a timely or successful basis, any of which could adversely affect our business, operating results and financial condition.

We also intend to incorporate certain third-party technologies, including software programs, into our website and may need to utilize additional third-party technologies in the future. However, licenses to relevant third-party technology may not continue to be available to us on commercially reasonable terms, or at all. Therefore, we could face delays in releases of our platform until equivalent technology can be identified, licensed or developed, and integrated into our current products. These delays, if they occur, could materially adversely affect our business, operating results and financial condition. Any disruption in our access to software programs or third-party technologies could result in significant delays in releases of our platform and could require substantial effort to locate or develop a replacement program. If we decide in the future to incorporate into our products any other software program licensed from a third party, and the use of such software program is necessary for the proper operation of our appliances, then our loss of any such license would similarly adversely affect our ability to release our products in a timely fashion.

THE SECURITY OF OUR COMPUTER SYSTEMS MAY BE COMPROMISED AND HARM OUR BUSINESS.

A significant portion of our business operations is conducted through use of our computer network. Although we intend to implement security systems and procedures to protect the confidential information stored on these computer systems, experienced computer programmers and hackers may be able to penetrate our network security and misappropriate our confidential information or that of third parties. As well, they may be able to create system disruptions, shutdowns or effect denial of service attacks. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our networks or client computers, or otherwise exploit any security vulnerabilities, or that misappropriate and distribute confidential information stored on these computer systems. Any of the foregoing could result in damage to our reputation and customer confidence in the security of our products and services, and could require us to incur significant costs to eliminate or alleviate the problem. Additionally, our ability to transact business may be affected. Such damage, expenditures and business interruption could seriously impact our business, financial condition and results of operations.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in July 2013. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.  We are a development stage company which is intending to explore various Internet technologies to help businesses access our advisory and accounting services through our platform. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-	our ability to market our product and services
-	our ability to generate revenues
-	our ability to raise the capital necessary to continue marketing and developing our product.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICES OF LEE CHONG KUANG AND LOKE CHE CHAN, GILBERT WITHOUT THEIR CONTINUED SERVICES, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Lee Chong Kuang and Loke Che Chan Gilbert, our officers and directors. We currently do not have an employment agreement with Mr. Lee and Mr. Loke. Both Mr.Lee and Mr. Loke plan to devote 30 hours per week to our businesses as required from time to time without compensation. Besides the positions with the Company, Mr. Lee currently serves as the Chief Financial Officer, Treasurer and director of Odenza Corp. and the Chief Financial Officer and director of Moxian Corporation.  Mr. Loke is currently the Chief Executive Officer and director of Greenpro Resources Corporation and a director of Moxian Corporation. We believe the current positions of Mr. Lee in Odenza Corp. and Moxian will not constitute a conflict of interest with his role as Chief Executive Officer and director of the Company. Similarly, we believe Mr. Loke’s positions in Greenpro Resources Corporation and Moxian Corporation will not constitute a conflict of interest with his position as Chief Financial Officer and director in the Company as Messrs. Lee and Loke plan to contribute significant time to develop the Company’s business. We believe the loss of either of their services could have a material adverse effect on our business, financial condition or results of operation.

ADVERSE DEVELOPMENTS IN OUR EXISTING AREAS OF OPERATION COULD ADVERSELY IMPACT OUR RESULTS OF OPERATIONS, CASH FLOWS AND FINANCIAL CONDITION.

Our operations are focused on utilizing our sales efforts which are principally located in East Asia. As a result, our results of operations, cash flows and financial condition depend upon the demand for our services in these regions. Due to our current lack of broad diversification in industry type and geographic location, adverse developments in our current segment of the midstream industry, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board or the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board or OTCQB. We may consider pursuing a listing on the OTC Bulletin Board or the OTCQB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board or OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BECAUSE WE HAVE 500,000,000 AUTHORIZED SHARES OF COMMON STOCK, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We are authorized to issue an aggregate of 500,000,000 shares of common stock, par value $.0001 per share, of which only 10,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

THERE ARE CONVERTIBLE NOTES OUTSTANDING AND THE HOLDERS OF THE NOTE CAN ELECT TO CONVERT THE NOTES INTO COMMON STOCK OF THE COMPANY, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY.

Our officers and directors are also the holders of 8% convertible notes of the Company in the total amount of $82,500 with the extended maturity date of August 12, 2014, which can be converted into shares of Common Stock of the Company at the conversion price of $.00825. If the officers elect to convert the Notes into Common Stock, the total number of shares issuable upon conversion will be 10,000,000, which will significantly dilute the shareholders’ equity position.

OUR MANAGEMENT WILL HAVE CONSIDERABLE DISCRETION IN HOW WE USE THE NET PROCEEDS FROM THIS OFFERING, AND NO REPRESENTATION CAN BE MADE THAT USE OF PROCEEDS WILL GENERATE MATERIAL REVENUES OR MATERIALLY IMPROVE OUR ABILITY TO FURTHER DEVELOP OUR SERVICES.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services and our platform. We intend to use the net proceeds for working capital, general corporate purposes, construction of our platform and the costs of continuing disclosure compliance.  Even if we generate material revenues, we currently plan to seek additional capital following this offering.  No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

Risks Related to Doing Business in East Asia

OUR BUSINESS IS SUBJECT TO THE RISKS OF INTERNATIONAL OPERATIONS.

Substantially all of our business operations are conducted in East Asia. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in the Asian countries we intend to develop business. Following the closing of our initial public offering, we will derive a significant portion of our revenue and earnings from the operation in Hong Kong, our principal business place and also in Malaysia, PRC, and other East Asian countries. Operating in multiple foreign countries involves substantial risk. For example, our business activities subject us to a number of laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations. As we expand into additional countries, the complexity inherent in complying with these laws and regulations increases, making compliance more difficult and costly and driving up the costs of doing business in foreign jurisdictions. Any failure to comply with foreign laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in that country and harm our reputation.

Operating in foreign countries also subjects us to risk from currency fluctuations. Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses. The weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings. This could either reduce the U.S. dollar value of our prices or, if we raise prices in the local currency, it could reduce the overall demand for our offerings. Either could adversely affect our revenue. Conversely, a rise in the price of local currencies relative to the U.S. dollar could adversely impact our profitability because it would increase our costs denominated in those currencies, thus adversely affecting gross margins.

WE MAY BE EXPOSED TO LIABILITIES UNDER THE FOREIGN CORRUPT PRACTICES ACT, AND ANY DETERMINATION THAT WE VIOLATED THE FOREIGN CORRUPT PRACTICES ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in East Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

YOU MAY HAVE DIFFICULTY ENFORCING JUDGMENTS AGAINST US.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in Hong Kong. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

RULE 419

The Company believes that it is not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended (“Rule 419”), and therefore the registration statement need not comply with the requirements of Rule 419.

Rule 419 defines a “blank check company” as a company that:

i.
Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

ii.	Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.25. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, and 100%, respectively, of the securities offered for sale by us.

	IF 10% OF SHARES SOLD	IF 25% OF SHARES SOLD	IF 50% OF SHARES SOLD	IF 100% OF SHARES SOLD

Net Proceeds	$39,435	$114,435	$239,435	$489,435

System Development Cost	$9,000	$34,000	$102,000	$283,000

Software Tools and Equipment	$6,000	$23,000	$23,000	$73,000

Product Commercialize	$5,435	$20,435	$25,435	$44,435

Office Rental	$3,000	$8,000	$32,000	$32,000

Legal Fees for Public Company Reporting Requirements	$10,000	$10,000	$20,000	$20,000

Audit Fee	$4,000	$4,000	$4,000	$4,000

Brochures, Marketing and Promotion	$1,000	$10,000	$25,000	$25,000

Administration Fees	$1,000	$5,000	$8,000	$8,000

TOTAL	$39,435	$114,435	$239,435	$489,435

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering, to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,564.40 are being paid for by us. The maximum proceeds from this offering ($500,000) will satisfy our basic, subsistence level, cash requirements for up to 25 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing consultants, operating equipment, marketing and facility.   A total of 50% of the possible proceeds from this offering ($250,000) will satisfy our basic, subsistence level cash requirements for up to 12.5 months. A total of 25% of the possible proceeds from this offering ($125,000) will satisfy our basic, subsistence level cash requirements for up to 6 months. A total of 10% of the possible proceeds from this offering ($50,000) will satisfy our basic, subsistence level cash requirements for up to 2.5 months.  Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

●	Our new business structure and operations as well as lack of client base;

●	Prevailing market conditions, including the history and prospects for our industry;

●	Our future prospects and the experience of our management;

●	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.25 per share. This price $0.25 is significantly greater than the price paid by our managements. Our CEO, Mr. Lee Chong Kuang, and our CFO, Loke Che Chan, Gilbert paid $0.0001 per share, a difference of $0.2499 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.25
Net tangible book value per share before offering	$-0.0021
Potential gain to existing shareholders	$0.0412
Net tangible book value per share after offering	$0.0391
Increase to present stockholders in net tangible book value per share after offering	$0.0412
Capital contributions	$500,000
Capital contribution by officer & director on January 28, 2013	$1,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholder	10,000,000
Percentage of ownership after offering	90.9%

New shareholders if all of the shares are sold

DILUTION TO NEW SHAREHOLDERS	10%	25%	50%	100%
Per share offering price	$0.25	$0.25	$0.25	$0.25
Net tangible book value per share before offering	$-0.0021	$-0.0021	$-0.0021	$-0.0021
Net tangible book value per share after offering	$0.0018	$0.0089	$0.0020	$0.0390
Decrease in investment to new shareholders	$0.2482	$0.2411	$0.2302	$0.2110
Dilution to new shareholders	99.3%	96.5%	92.0%	84.4%

THE OFFERING

We are registering 2,000,000 shares of our Common Stock for offer and sale at $0.25 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board or OTC Market Group, LLC’s OTCQB Marketplace (“OTCQB”), subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board or the OTCQB. We may consider pursuing a listing on the OTCBB or OTCQB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.25. Even if we obtain a listing on any exchange or are quoted on the OTCBB or the OTCQB, the offering price of $0.25 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through our Officers and Directors named herein. Mr. Lee and Mr. Loke will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities. Mr. Lee and Mr. Loke plan to start the solicitation through their personal contacts and their business relationships. However, Mr. Lee and Mr. Loke may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  The shares will be offered at a fixed price of $0.25 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.0001 par value per share and 100,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.0001 par value per share. Currently we have 10,000,000 shares of Common Stock issued and outstanding.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this private placement are fully paid and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, $0.0001 par value per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Convertible Note

On August 12, 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The maturity date for the Notes is January 28, 2014 at 8% interest rate per annum. The Notes may be convertible to shares of the Company’s Common Stock at the Holders’ election, at a conversion price of $.00825 per share. On May 6, 2014, Mr. Lee and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014. Also on May 6, 2014, Mr. Loke and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014.

The above referenced issuances of the Company’s securities were not registered under the Securities Act of 1933, and we relied on exemptions pursuant to Regulation S promulgated under the Securities Act of 1933 for such issuance.

Options

There are no options to purchase our securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Ofsink, LLC, with the address at 230 Park Avenue, Suite 851, New York, NY 10169, has passed upon certain legal matters in connection with the validity of the issuance of the shares of Common Stock.

Weld Asia Associates has audited our Financial Statements for the period July 19, 2013 (date of inception) through October 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception July 19, 2013 through October 31, 2013.

BUSINESS DESCRIPTION

Greenpro was incorporated on July 19, 2013 in the state of Nevada and is currently located in Hong Kong. It intends to provide cloud system resolution and financial consulting service for small and mid-size businesses located in East Asia, with a focus on Hong Kong and Malaysia. Greenpro’s comprehensive range of services covers cloud accounting solutions, cross-border business solutions, record management services, and accounting outsourcing services. Our website is at: http://greenpro-inc.com/.

Our Services

The services which we plan to provide are considered unique because it is a packaged service solution (“Package Solution”). The Package Solution built the cloud solution into the traditional accounting services in Asia. The advantages for using our package solution are reducing costs and improving revenue for our potential customers.

Cloud Accounting Solution

Greenpro intends to develop a cloud accounting system, which assists small business clients to manage their books and financial records. Cloud accounting system is a device related to book-keeping and accounting through an Internet based platform. Being a program for organizational finance, cloud accounting system allows users to perform accounting-related functions such as making records of money received by a company, billing a company's clients, managing the inventory, and recording the financials through the cloud platform.

The cloud accounting system not only records a company’s financial data, but also creates the financial statements such as the balance sheets, the income statements and statements of cash flow. Our cloud based system will be enable the potential clients to keep track of income and expense, create invoice, manage banking accounts, and preparing monthly accounts for management’s review. This system reminds the clients to properly record assets or revenue for its business therefore assists the clients to effectively and more economically prepare financial statements and monitor the financial of their businesses. With the assistance of cloud accounting system, the potential clients could scale at the speed of their businesses, and expand their businesses into larger markets.

Cross-Border Business Solution

Greenpro intends to provide a full range of cross-border services to clients, at a fixed monthly fee, to enable small to mid-sized businesses to do their business effectively. The service is called “Cross-Border Business Solution” because we provide the full packaged services to international entrepreneurs and other local clients. With growing competition and increasing economic sophistication, we believe more companies need strategies for cross-border mergers, restructuring, and other corporate matters. Our Cross Border Business Solution services are bundled with our cloud accounting solution. Our services covers the following:

•	Advising clients for company formation of in Hong Kong, U.S., British Virgin Island and other overseas jurisdictions;
•	Setting up bank accounts wtih one of the reputable banks in Hong Kong to facilitate clients’ banking operations
•	Bank loan referrals
•	Company secretarial services
•	Applying business registration certificate with the Inland Revenue Department of Hong Kong
•	Providing corporate finance consulting services
•	Providing due diligence investigations and valuation of companies
•	Advising clients regarding debt and company restructuring
•	Providing liquidation, insolvency, bankruptcy and individual voluntary arrangement advice and assistance
•	Designing marketing strategy and promote your company's business, products and services
•	Providing financial and liquidity analysis
•	Setting up cloud invoicing system for clients
•	Liasing with capital funds for raising capitals
•	Setting up cloud inventory system to assist clients to record, maintain and control your inventories and knowing your inventory levels;
•	Setting up cloud accounting system to enable clients to keep track of their financials
•	Assisting client’s payroll matters operated in our cloud payroll system
•
Assisting clients in tax planning and arrangement for auditing on your company's financial statements, preparing the tax computation and compiling with the filing of profits tax with the Inland Revenue Department of Hong Kong

Record Management Services

Greenpro intends to set up cloud record management system to store clients’ business information so that the client can access to such information in a convenient way. It is important to establish a records management solution across the enterprises. We plan to offer general bookkeeping services to businesses. We will use a well-developed accounting software developed in accordance with the accounting principles in Hong Kong and compliant with tax legislation to deal with day-to-day accounts so that all bookkeeping records of a business are clear and accurate. In addition, we plan to provide a general ledger for a client as well as spreadsheet, income statements, cash flow statements, and balance sheets. By using our record management solutions, our clients will be able to share and make decision quickly and effectively without wasting valuable resources and becoming more competitive.

Accounting Outsourcing Services

Greenpro has a network of professional firms from Hong Kong, Malaysia and Singapore, which provide services covering company secretarial, business centers and virtual offices, book-keeping, tax compliance and planning, audit arrangement, payroll management, business valuation, and wealth management. Thus, our client can utilize these resources to outsource part of their management function to the business firms through our introduction.

We target to serve international clients with the assistance of the professional firms that we have connection to handle their book-keeping, payroll, company secretarial and tax compliance services. For our clients, the accounting outsourcing service arrangement will provide them with our expertise and knowledge required to manage and operate their businesses.

The auditing firms we have relationship with can provide general accounting services for a business and evaluation of the finances of a business and also advice on financial issues or problems a business may be experiencing.

We are in the process of engaging partners which will assist us in accounting outsourcing services, including Netiquette Software, Xero, Feng Office, and Falcon Certified Public Accountants.

Our Service Rates

There are two types of fees we will charge based on the services described above. One is project-based fees, where we charge 10% -20% of the revenues of the projects that are completed by assistance of our services. Such projects include the merger & acquisition projects, the contract compliance projects, and the business planning projects. Another type of fee is a flat rate fee or fixed fee where our professionals provides expertise to our clients and charge the fees based on the estimation of complexity of the project. For example, for the cross-border business solution, we plan to charge our client a monthly fixed fee.

Sales and Marketing

We have three key strategies that are to be employed to accomplish our goal in sales and marketing in building the brand of Greenpro: leadership, market segmentation, and sales/sales management process development.

●
Building Brand Image:  Greenpro’s marketing efforts focus on building the image of our extensive knowledge and expertise of our professionals and expertise. Greenpro intends to conduct the market campaign through media visibility, webinars, and the creation of a wide variety of white papers, newsletters, books, and other information offerings to build the image of our professional services.

●
Market segmentation:  Our marketing resources are devoted to the highly measurable and high return on investment tactics that specifically target those industries and areas where Greenpro has particularly deep experience. These efforts typically involve local, regional or national trade show and event sponsorships, targeted direct mail, email, and telemarketing campaigns, and practice and industry specific micro-sites, newsletters, etc. in the Asia region.

●
Social Media: We plan to begin a social media campaign utilizing blogs, twitter, Facebook, and LinkedIn. A targeted campaign will be made to the following groups of clients: law firms, auditing firms, consulting firms, small to mid-size enterprise in different industries, including biotechnologies, intellectual property, and real estate.

Market Opportunities

Because our service will assist our potential clients, at lower costs, to prepare their financial statements and to provide security for such financial information since the data is stored on the cloud, we anticipate a market with growing needs in East Asia. Today there are increasing needs for enterprises in different industries to maximize their performances with cost effective methods. We believe our services will create numerous competitive advantages for our potential clients. With the support from Greenpro, our future clients can focus on developing their businesses and expanding their own client portfolio.

We believe the main drivers for the growth of Greenpro business are the products and services together with the resources such as office network, professional staff members, and operation tools to make the advisory and consulting market competitive.

Customers

We are planning to provide professional business services to small to mid-size companies in various industries. We will also serve as support to professional service providers such as auditing firms and law firms. By providing various professional services and administrative functions, Greenpro will enable its potential clients to focus their resources on their own operational competencies. Reducing administrative functions allows future clients to enhance productivity, reduce costs and improve service quality and efficiency by focusing on their core business. Depending on a client’s size and capabilities, it may choose to utilize one, some or many of the diverse and integrated services offered by Greenpro. Our service will cover the traditional accounting services bundled with cloud accounting solution together with business consulting and advisory. Our targeted clients will be mainly locate in Hong Kong and Malaysia. Currently the Company does not have any customers.

Competition

The services which we planned to provide, including the cloud accounting solutions, cross-border business solution, record management services, and accounting outsourcing services, are considered unique as a Package Solution. The Package Solution is considered unique by bundling the cloud solution into the traditional accounting services in Asia, thus enabling us to service the business entrepreneur in a wider market environment. The advantages for using our Package Solution are total business support for potential customers at any time, in anywhere and with any devices, creating competitive advantages, such as reducing costs and improving revenue for our potential customer.

In view of our Packaged Solution, we do not foresee intense competition except those small services providers from Cornerstone Management Group in Hong Kong, CST Tax Advisor based in Singapore and Maceda Valencia & Co based in Philippines.

Government Regulation

Our Package Solution covering the traditional accounting services bundled with cloud accounting solution together with business consulting and advisory will be mainly locate in Hong Kong and Malaysia, both welcome outsourcing support services and they are central and regional market for many customers doing cross border businesses in Asia. We plan to target those customers from Asia doing international business and planned to provide package solutions to meet their needs. Our planned packaged solution structured mainly in Hong Kong for customers in Asia and we plann to outsource to the lower cost country like Malaysia which encouraged and welcome the outsourcing services.

The following regulations are the applicable laws and regulation we need to comply:

In Hong Kong, Greenpro will have to apply for a business registration with the Inland Revenue Department of Hong Kong. Our website is maintained through the server in Hong Kong. Therefore, the data usage policy and regular terms of service by our potential customers  have to comply with the rules and regulations of Hong Kong SAR. As the information of our potential customers are preserved in Hong Kong, we will need to comply with the Hong Kong Personal Data (Privacy) Ordinance (Cap 486).

In Malaysia, the related regulations are Computer Crime Act 1997 and The Copyright (Amendment) Act 1997. We realize it is an issue of censorship in Malaysia. But we believe this issue will not impact our businesses because the censorship focus on media controls and does not relate to cloud based technology we plan to use.

Employees

As of the date of this prospectus, we had two employees, our Chief Executive Officer and Chief Financial Officer.

DESCRIPTION OF PROPERTY

We do not own any property. Our business office is located at 9/F Kam Chung Commercial Building, 19-21 Hennessy Road, Wanchai, Hong Kong. The Company leases this office and pays the rent for $32,000 per year.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

●	Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

●
Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

●	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

●	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

●
Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the Company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;

(ii)	selected financial data required for only the fiscal years that were audited;

(iii)
executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is not traded on any exchange. We intend to apply to have our Common Stock quoted on the OTC Bulletin Board or OTCQB once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our Common Stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board or OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board or OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board or OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board and the OTCQB, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board or the OTCQB. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus, there were two holders of record of our Common Stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We anticipate that the $500,000 we intend to raise in this offering will be sufficient to design, develop, produce and deploy our business accounting system, cloud record management system, hire sales persons, IT persons and professional accountants, and develop our client basis. Efforts will be proportional to funds raised to achieve these results. Raising less than the $500,000 will decrease funds for the software equipment and system development.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities and other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category under our business plan somewhat in proportion to the percentage of shares sold (whether 10%, 25%, 50% or 100%). Initially, we intend to interview system design/hosting service firms to assist in developing the system and provide the hosting services, but would not engage these service providers unless and until sufficient funds were raised. We intend to interview marketing and advertising agencies to assist in developing the marketing and advertising/promotional plans, but again would not engage these service providers unless and until sufficient funds were raised and then the terms of the engagement would be dependent upon amount of capital available. Initially, our officers will provide their office computer and office equipment at no cost, but as computer hardware and software needs increase (and funds are available), new equipment to meet the system design/hosting requirements will be acquired. However, we estimate that we will require as much as $500,000 in order to establish operations of a sufficient size and quality to ensure the competitiveness of our business and to generate significant revenues to support an office outside the directors’ existing office. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan on a reduced scale and quality. A decision by management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 10%, 25%, 50% or 100% of the proceeds that we will be seeking to raise through this offering.

During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $500,000 to pay for expenses associated with our development over the next 12 months. $500,000 will be used to finance anticipated activities.

During the next 12 months, we intend to establish our business accounting system and record management system. The system intends to be developed to provide an online cloud environment to our potential customer who intend to do cross border business from Malaysia and Hong Kong. The Company anticipates employing consultants to create these products from strategy, design, branding, content and software development. We anticipate that our potential customers will be loyal, use our system monthly, refer others and provide feedback and testimonials about how the cloud accounting system helps to monitor these potential clients’ information for their decision making purposes.

As of January 31, 2014, we had cash on hand of $57,616 and we have incurred a net loss of approximately $25,884 since inception.

We believe that it will cost approximately $500,000 to develop the cloud accounting system and record management system. These costs will include, rent, the purchase of equipment and system development cost.

We also expect to obtain liability insurance once we begin the operation of our cloud accounting system. This will be part of the money allocated to working capital. There can be no assurance that we are unable to secure financing we will not be able to develop the cloud accounting system and record management system.

Over the next 12 months, we intend to pursue capital through public or private financing in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered. The following table estimates our costs to develop cloud accounting system and record management system:

Use of Proceeds	Est. Budget
System Development Cost	$289,000
Software Tools and Equipment	77,000
Product Commercialize	45,000
Office Rental	32,000
Legal Counsel Fees for Public Company Reporting Requirements	20,000
Audit Fee	4,000
Brochures, Marketing and Promotion	25,000
Administration Fee	8,000

Total 12 Month Requirement	$500,000

Until we execute our business plan and begin to generate revenue we will have no source of revenue.

We have not yet begun the development of any of our anticipated service and even if we do secure adequate financing, there can be no assurance that our service will be accepted by the marketplace and that we will be able to generate revenues. Our management does not plan to hire any employees at this time. Our officers will be responsible for business plan development.

Results of Operations

As of January 31, 2014, we had no revenue. Expenses for the period from inception through January 31, 2014 total $25,884, including legal fees, auditing fees and other administrative costs resulting in a net loss.

Since inception and though January 31, 2014, we have sold 10,000,000 shares of common stock to our sole officer and director for net proceeds of $1,000.

We have issued two 8% Convertible Promissory Notes for an aggregate proceeds of $82,500. The maturity date for the Notes is January 28, 2014 at 8% interest rate per annum. The Notes may be convertible to shares of the Company’s Common Stock at the holders’ election, at a conversion price of $.00825 per share. On May 6, 2014, Mr. Lee and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014. Also on May 6, 2014, Mr. Loke and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014.

Capital Resources and Liquidity

As of January 31, 2014 we had $57,616 in cash.

The following table summarizes total current assets, liabilities and working capital at January 31, 2014

As of January 31, 2014
Current Assets	$57,616
Current Liabilities	$82,500
Working Capital Deficit	$(24,884)

At January 31, 2014, we had total current assets of $57,616, consisting entirely of cash. We had current liabilities of $82,500. Accordingly, we had working capital deficit of $24,884 as of January 31, 2014. The Company has yet to commence significant commercialization of its products, and recorded $0 of gross revenue as of January 31, 2014.

Our current cash on hand is $57,616 which will be used to meet our current obligations.  The sale of the securities in this offering will provide for vetting of the business plan to support pursuing investment capital.

Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion and development may require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Recent Accounting Pronouncements

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and and have a material impact on our financial statements.  Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate flows. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Off-balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Going Concern

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $25,884 as of January 31, 2014.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to the above, management will:

●	seek additional third party debt and/or equity financing;

●	continue with the implementation of the business plan;

●	increase revenue commercialization of the technology.

As of this Prospectus, we only have sufficient funds to proceed with basic company operations only. We may not have sufficient funds to fully implement our business plan and we may need to raise additional funding, to which there is no guarantee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

WELD ASIA ASSOCIATES has audited our Financial Statements for the period from July 19, 2013 (date of inception) through October 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure since our inception through the date hereof.

CODE OF BUSINESS CONDUCT AND ETHICS

On January 22, 2014, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1/A filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1/A filing.

MANAGEMENT

Our executive officer’s and director’s and their respective ages as of the date hereof are as follows:

NAME	AGE	POSITION
Lee Chong Kuang	40	President, Chief Executive Officer, Director
Loke Che Chan, Gilbert	58	Chief Financial Officer, Secretary, Treasurer, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Lee Chong Kuang

Mr. Lee has more than 18 year-experience in auditing services and has been serving as our Chief Executive Officer, President and director since July 19, 2013. He started his professional career with Siva Tan & Co., a Chartered Accountant firm in Malaysia from 1995 to 1997. He worked at K. Y. Ho & Co, Chartered Accountants from 1997 to 2000.

Being a qualified member of the ACCA and Malaysia Institute of Accountants, Mr. Lee earned his professional qualification from the Hong Kong Institute of Certified Public Accountants and extended his professional services covering accounting, tax, corporate structuring planning with special focus in cross-border client nature, in addition to his accounting software businesses. Mr. Lee established the Cross Border Business Association (CBBA) – a NGO (Non-Government Organization) established under Hong Kong Society Act - to provide information and professional advice in Cross Border Business for its investment members. For the Cross Border Investment especially in the mining resources companies which are growing fast since 2011, Mr. Lee continue to support its clients by using cloud platform to strengthen its clientele through the use of technology advancement and models such as SaaS, PaaS, etc., for accounting and management solution purposes.

Mr. Lee is currently a director of Asia UBS Global Ltd, a Hong Kong company, which he founded in 2003. He serves as director, Chief Financial Officer and Treasurer of Odenza Corp. since February 4, 2013. He serves as the Chief Financial Officer and director of Moxian Corporation since October 5, 2012.

Mr. Lee’s extensive experience in financial industry as well as his accounting background has led the Board of Director to reach a conclusion that he should serve as a Director of the Company.

Loke Che Chan, Gilbert

Mr. Loke is an experienced accountant with more than 30-year experience and has been serving as our Chief Financial Officer, Secretary, Treasurer and director since July 19, 2013. He was trained and qualified with Hacker Young, Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory, risk management and internal controls serving those small medium-sized enterprises.

Mr. Loke worked as an independent non-executive director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange from January 2008 to July 2008, and Chief Financial Officer for Asia Properties Inc. from January 2013 to September 2013 and Sino Bioenergy Inc., with both companies listed on the OTC Markets in USA from 2011 to 2012. Mr. Loke serves as the Chief Executive Officer and director of Greenpro Resources Corporation since October 16, 2012. Mr. Loke is also a director of Moxian Corporation since October 5, 2012.

Mr. Loke earned his degree of MBA from Bulacan State University, Philippines, and earned his professional accountancy qualifications from the ACCA, AIA and HKICPA. He also earned other professional qualifications from the HKICS, ICSA as Chartered Secretary, FPAM - Malaysia as Certified Financial Planner and ATIHK as tax adviser in Hong Kong.

The Board of Director reached a conclusion that Mr. Loke should serve as a Director of the Company based on his extensive experience in accounting and financial business.

Term of Office

Our officers and directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

CONFLICTS OF INTEREST

As of the date of this prospectus, we have no employees other than Mr. Lee Chong Kuang, our CEO, and Mr. Loke Che Chan, Gilbert, our CFO. Both Mr. Lee and Mr. Loke devotes 30 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Loke regarding the provision of his services to the Company.

Currently Mr. Lee is a director and shareholder of Asia UBS Global Limited, a company incorporated in Hong Kong providing accounting and company secretarial services. In addition, Mr. Lee is the Chief Financial Officer, Treasurer and director of Odenza Corp., the Chief Financial Officer and director of Moxian Corporation. Currently Mr. Loke is a director is a director of Falcon Secretaries Limited, a company incorporated in Hong Kong providing accounting and company secretarial services. Mr. Loke is also the Chief Executive Officer and director of Greenpro Resources Corporation, a director of Moxian Corporation. We do not expect any conflict of interest because the services are difference from our planned business activities.

Mr. Lee and Mr. Loke are not obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. Presently, Mr. Lee is a Certified Public Accountant in Hong Kong and Mr. Loke is a Certified Public Accountant in Malaysia.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our directors have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our officers and directors. Because we do not have any independent directors, our officers and directors believe that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

The Board of Directors has determined that no directors are Audit Committee financial expert, as defined under Item 407(d)(5)(i) of Regulation S-K.

Our Board of Directors is comprised of Mr. Lee Chong Kuang and Mr. Loke Che Chan, Gilbert who are integral to our formation and who are involved in our day to day operations. Mr. Lee and Mr. Loke have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended October 31, 2013 in all capacities for the accounts of our executives:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lee Chong Kuang Chief Executive Officer, President	-	-	-	-	-	-	-

Loke Che Chan, Gilbert Chief Financial Officer, Secretary, Treasurer	-	-	-	-	-	-	-

Option Grants Table . There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through January 31, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending January 31, 2014 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan ( “LTIP” ) Awards Table . There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have an employment agreement with our officers and directors.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our officers and directors nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception  (July 19, 2013) through January 31, 2014.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lee Chong Kuang	-	-	-	-	-	-	-
Loke Che Chan, Gilbert	-	-	-	-	-	-	-

At this time, we have not entered into any employment agreements with any of our officers and directors. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our officers and directors or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner	Beneficial Owner		Percent of Class (1)
Common Stock	Lee Chong Kuang D-6-3A, D’Alamanda Pudu Impian IV No.2, Jalan Pudu Ulu, 56100 Kuala Lumpur Malaysia	10,000,000	(2)	66.7%

Common Stock	Loke Che Chan, Gilbert 7A Lechler Court, 97 High Street Sai Ying Pun, Hong Kong	10,000,000	(3)	66.7%

Common Stock	All executive officers and directors as a group	20,000,000	(2)(3)	100%

(1)	Based upon 10,000,000 shares outstanding as of the date of this Prospectus.

(2)	Includes an aggregate of 5,000,000 shares of Common Stock that may be issued upon conversion of the convertible note that Lee Chong Kuang holds.

(3)	Includes an aggregate of 5,000,000 shares of Common Stock that may be issued upon conversion of the convertible note that Loke Che Chan, Gilbert holds.

For the period ended January 31, 2014, a total of 10,000,000 shares of common stock were issued to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan for an aggregate gross proceed of $1,000, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

In August 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The maturity date for the Notes is January 28, 2014 at 8% interest rate per annum. The Notes may be convertible to shares of the Company’s Common Stock at the Holders’ election, at a conversion price of $.00825 per share. On May 6, 2014, Mr. Lee and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014. Also on May 6, 2014, Mr. Loke and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014.

The above referenced issuances of the Company’s securities were not registered under the Securities Act of 1933, and we relied on exemptions pursuant to Regulation S promulgated under the Securities Act of 1933 for such issuance.

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership		Percent of Class
Common Stock	Lee Chong Kuang D-6-3A, D’Alamanda Pudu Impian IV No.2, Jalan Pudu Ulu, 56100 Kuala Lumpur, Malaysia	10,000,000	(1)	58.9%

Common Stock	Loke Che Chan, Gilbert 7A Lechler Court, 97 High Street Sai Ying Pun, Hong Kong	10,000,000	(2)	58.9%

Common Stock	All of the officers and directors as a group.	20,000,000(1)(2)		90.9%

(1)	Include an aggregate of 5,000,000 shares of Common Stock that may be issued upon conversion of the convertible note that Lee Chong Kuang holds.

(2)	Include an aggregate of 5,000,000 shares of Common Stock that may be issued upon conversion of the convertible note that Loke Che Chan, Gilbert holds.

Our management team will continue to own the majority of our Common Stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our Common Stock is subject to outstanding options, warrants, or securities convertible into common stock.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

On August 8, 2013, we issued 5,000,000 shares of our Common Stock to our CEO, Mr. Lee Chong Kuang at $0.0001 per share for aggregate proceeds of $500. On the same day, we also issued 5,000,000 shares of our Common Stock to our CFO, Mr. Loke Che Chan at $0.0001 per share for aggregate proceeds of $500.

On August 12, 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The maturity date for the Notes is January 28, 2014 at 8% interest rate per annum. The Notes may be convertible to the Company’s Common Stock at the Holders’ election at a conversion price of $.00825 per share. On May 6, 2014, Mr. Lee and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014. Also on May 6, 2014, Mr. Loke and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014.

Except the above transactions or as otherwise set forth in this report or in any reports filed by the Company with the SEC, the Company was not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed. The Company is currently not a subsidiary of any company.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

There have been no other transactions since our inception (July 19, 2013), or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTCQB which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20509. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20509, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20509, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by GREENPRO, INC. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

To the Board of Directors and Stockholders
GREENPRO, INC.
(A Development Stage Entity)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
GREENPRO, INC.
(A Development Stage Entity)

We have audited the accompanying balance sheets of GREENPRO, INC. (A Development Stage Entity) as of October 31, 2013 and the related statement of operations, changes in shareholders’ equity and cash flows for the periods from July 19, 2013 (Inception) through October 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenpro, Inc. as of October 31, 2013, and the result of its operations and its cash flows for the periods from July 19, 2013 (Inception) through October 31, 2013 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: November 28, 2013 Kuala Lumpur, Malaysia

GREENPRO, INC.
(a development stage company)
BALANCE SHEET
As of October 31, 2013

From Inception to 10/31/13

ASSETS

CURRENT ASSETS

Cash	$61,205

Total Current Assets	61,205

TOTAL ASSETS	$61,205

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Loan from Related Parties	$82,500

Total Current Liabilities	82,500

TOTAL LIABILITIES	82,500

STOCKHOLDERS' EQUITY

Preferred Stock - Par value $0.0001;
Authorized: 100,000,000
None issues and outstanding	-

Common Stock - Par value $0.0001;
Authorized: 500,000,000
Issued and Outstanding: 10,000,000	1,000

Accumulated Deficit	(22,295)

Total Stockholders' Equity	(21,295)

TOTAL LIABILITIES AND EQUITY	$61,205

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
STATEMENT OF OPERATIONS
and from inception (July 19, 2013) through October 31, 2013

FROM
INCEPTION
TO 10/31/13

REVENUE	$-

COST OF SERVICES	-

GROSS PROFIT OR (LOSS)	-

GENERAL AND ADMINISTRATIVE EXPENSES	22,295

NET INCOME (LOSS)	(22,295)

ACCUMULATED DEFICIT, BEGINNING BALANCE	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(22,295)

Earnings (loss) per share	$(0.00)

Weighted average number of common shares	10,000,000

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (July 19, 2013) through October 31, 2013

		COMMON	PAID-IN	ACCUM.	TOTAL
	SHARES	STOCK	CAPITAL	DEFICIT	EQUITY

Stock issued in August 8, 2013	10,000,000	$1,000	$1,000	$-	$1,000

Net Income (Loss)				(22,295)	(22,295)

Total, October 31, 2013	10,000,000	$1,000	1,000	(22,295)	(21,295)

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS
From inception (July 19, 2013) through October 31, 2013

FROM INCEPTION TO 10/31/13

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(22,295)

Increase in loan from related parties	82,500

Net cash provided by (used in) operating activities	60,205

CASH FLOWS FROM INVESTING ACTIVITIES

None	-

Net cash flows provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Contribution of Capital	1,000

Net cash flows provided by (used in) financing activities	1,000

CASH RECONCILIATION

Net increase (decrease) in cash	61,205
Cash - beginning balance	-

CASH BALANCE - END OF PERIOD	$61,205

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

Greenpro, Inc. (“Greenpro”) was incorporated on July 19, 2013 in the state of Nevada. Greenpro locates in Hong Kong. It intends to provide cloud system resolution and financial consulting service for small and mid-size businesses located in East Asia, with a focus in Hong Kong and Malaysia. Greenpro’s comprehensive range of services covers cloud accounting solutions, cross-border business solutions, record management services, and accounting outsourcing services.

The Company has adopted its fiscal year end to be October 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company's ability to continue as a going concern. The Company's shareholders fund any shortfalls in the Company's cash-flow on a day to day basis during the time period that the Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital short-falls, the Company anticipates interested investors that intend to fund the Company's growth.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, the Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company sold a total of 10,000,000 shares of our Common Stock to our officers at $0.0001 per share for aggregate proceeds of $1,000 in August 2013.

In August 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The maturity date for the Notes is January 28, 2014 at 8% interest rate per annum. The Notes may be convertible to the Company’s Common Stock at the Holders’ election at a conversion price of $.00825 per share. On May 6, 2014, Mr. Lee and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014. Also on May 6, 2014, Mr. Loke and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014.

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

6. Operating Lease Agreements:

The Company has no agreements at this time.

7. Stockholder's Equity:

Preferred stock includes 100,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common Stock includes 500,000,000 shares authorized at a par value of $0.0001, of which 10,000,000 have been issued for the amount of $1,000 in August 2013.

8. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest.

9. Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

10. Income Taxes:

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used. These net operating losses expire as the following: $22,295 at 2033.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $765 from inception through October 31, 2013.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of October 31, 2013 are as follows:

Deferred tax assets:
Federal net operating loss	$22,295
State net operating loss	-

Total Deferred Tax Asset	765
Less valuation allowance	(765)

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	( 20.0%)

Effective income tax rate	0.0%

FINANCIAL STATEMENTS

GREENPRO, INC.
(a development stage company)
BALANCE SHEET

	As of 1/31/14 Unaudited	As of 10/31/13 Audited
ASSETS

CURRENT ASSETS
Cash	$57,616	$61,205

Total Current Assets	57,616	61,205

TOTAL ASSETS	$57,616	$61,205

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Loan from Related Parties	$82,500	$82,500

Total Current Liabilities	82,500	82,500

TOTAL LIABILITIES	82,500	82,500

STOCKHOLDERS' EQUITY

Preferred Stock - Par value $0.0001;
Authorized: 100,000,000
None issues and outstanding	-	-

Common Stock - Par value $0.0001;
Authorized: 500,000,000
Issued and Outstanding: 10,000,000	1,000	1,000

Accumulated Deficit	(25,884)	(22,295)

Total Stockholders' Equity	(24,884)	(21,295)

TOTAL LIABILITIES AND EQUITY	$57,616	$61,205

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
STATEMENT OF OPERATIONS
and from inception (July 19, 2013) through January 31, 2014

	THREE MONTHS ENDED TO 01/31/14	FROM INCEPTION TO 01/31/14
	(Unaudited)

REVENUE	$-	$-

COST OF SERVICES	-	-

GROSS PROFIT OR (LOSS)	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	3,589	25,884

NET INCOME (LOSS)	(3,589)	(25,884)

Earnings (loss) per share	(0.00)	$(0.00)

Weighted average number of common shares	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (July 19, 2013) through January 31, 2014

		COMMON	PAID-IN	ACCUM.	TOTAL
	SHARES	STOCK	CAPITAL	DEFICIT	EQUITY

Stock issued in August 8, 2013	10,000,000	$1,000	$1,000	$-	$1,000

Net Income (Loss)				(22,295)	(22,295)

Total, October 31, 2013 (Audited)	10,000,000	$1,000	1,000	(22,295)	(21,295)

Net Loss for the period ended January 31, 2014				(3,589)	(3,589)

Total, January 31, 2014	10,000,000	$1,000	1,000	(25,884)	(24,884)

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS
From inception (July 19, 2013) through January 31, 2014

	THREE MONTHS ENDED TO 01/31/14	FROM INCEPTION TO 01/31/14
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(3,589)	$(25,884)

Increase in loan from related parties	-	82,500

Net cash provided by (used in) operating activities	(3,589)	56,616

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-

Net cash flows provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Contribution of Capital		1,000

Net cash flows provided by (used in) financing activities		1,000

CASH RECONCILIATION

Net increase (decrease) in cash	(3,589)	57,616
Cash - beginning balance	61,205	-

CASH BALANCE - END OF PERIOD	57,616	$57,616

The accompanying notes are an integral part of these financial statements.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

Greenpro, Inc. (“Greenpro”) was incorporated on July 19, 2013 in the state of Nevada. Greenpro locates in Hong Kong. It intends to provide cloud system resolution and financial consulting service for small and mid-size businesses located in East Asia, with a focus in Hong Kong and Malaysia. Greenpro’s comprehensive range of services cover cloud accounting solutions, cross-border business solutions, record management services, and accounting outsourcing services.

The Company has adopted its fiscal year end to be October 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company's ability to continue as a going concern. The Company's shareholders fund any shortfalls in the Company's cash-flow on a day to day basis during the time period that the Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital short-falls, the Company anticipates interested investors that intend to fund the Company's growth.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, the Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company sold a total of 10,000,000 shares of our Common Stock to our officers at $0.0001 per share for aggregate proceeds of $1,000 in August 2013.

In August 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The maturity date for the Notes has been extended to 31 August 2014 at 8% interest rate per annum. The Notes may be convertible to the Company’s Common Stock at the Holders’ election at a conversion price of $.00825 per share. On May 6, 2014, Mr. Lee and Mr. Loke and the Company signed the Letter of Amendment to extend the maturity date of both Notes to August 12, 2014.

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

6. Operating Lease Agreements:

The Company has no agreements at this time.

7. Stockholder's Equity:

Preferred stock includes 100,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common Stock includes 500,000,000 shares authorized at a par value of $0.0001, of which 10,000,000 have been issued for the amount of $1,000 in August 2013.

8. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest.

9. Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

10. Income Taxes:

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used. These net operating losses expire as the following: $25,884 at 2033.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

GREENPRO, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $888 from inception through January 31, 2014.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of January31, 2014 are as follows:

Deferred tax assets:
Federal net operating loss	$25,884
State net operating loss	-

Total Deferred Tax Asset	888
Less valuation allowance	(888)

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(20.0%)

Effective income tax rate	0.0%

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$64.40
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$4,000
Legal fees and expenses	$6,000
Total	$10,564.40

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On August 8, 2013, we issued 5,000,000 shares of our Common Stock to our CEO, Mr. Lee Chong Kuang at $0.0001 per share for aggregate proceeds of $500. On the same day, we issued 5,000,000 shares of our Common Stock to our CFO, Mr. Loke Che Chan at $0.0001 per share for aggregate proceeds of $500.

On August 12, 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The maturity date for the Notes is January 28, 2014 at 8% interest rate per annum. The Notes may be convertible to the Company’s Common Stock at the Holders’ election at a conversion price of $.00825 per share. On May 6, 2014, Mr. Lee and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014. Also on May 6, 2014, Mr. Loke and the Company signed a Letter of Amendment to extend the maturity date of his Note to August 12, 2014.

The above referenced issuances of the Company’s securities were not registered under the Securities Act of 1933, and we relied on exemptions pursuant to Regulation S promulgated under the Securities Act of 1933 for such issuance.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3 .1	Articles of Incorporation*
3.2	Bylaws*
4.1	Common Stock Certificate Specimen*
4.2	Convertible Promissory Note Issued to Lee Chong Kuang**
4.3	Convertible Promissory Note Issued to Loke Che Chan, Gilbert**
4.4	Amendment to the Convertible Promissory Note Issued to Lee Chong Kuang**
4.5	Amendment to the Convertible Promissory Note Issued to Loke Che Chan, Gilbert**
5.1	Opinion of Counsel*
10.1	Form of Subscription Agreement*
10.2	Securities Purchase Agreement between the Company and Lee Chong Kuang **
10.3	Securities Purchase Agreement between the Company and Loke Che Chan, Gilbert**
14.1	Code of Ethics*
23.1	Consent of Accountants**

*Filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities Exchange Commission on January 27, 2014 and incorporated herein.

**Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned officers and directors of the Company hereby undertakes that, he will not offer, sell, contract to sell, assign, transfer, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly any of the shares of the Company he own as of the date herein or any securities the Company may issue to him which would result in the Company being sold as a shell company until the date that is at least three years following the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waichai, Hong Kong on May 21, 2014.

Greenpro, Inc.

By:	/s/ Lee Chong Kuang
Name: Lee Chong Kuang Title: Chief Executive Officer, President, Director

By:	/s/ Loke Che Chan, Gilbert
Name: Loke Che Chan, Gilbert
Title: Chief Financial Officer, Secretary, Treasurer Director

In accordance with the requirements of the Securities Act of 1933, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Lee Chong Kuang	President, Chief Executive Officer, Director	May 21, 2014
Lee Chong Kuang

/s/ Loke Che Chan, Gilbert	Chief Financial Officer, Secretary, Treasurer, Director	May 21, 2014
Loke Che Chan, Gilbert